CONFORMED COPY

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT (the “Agreement”), dated as of December 9, 2004, by and among FEDERAL-MOGUL CORPORATION, a Michigan corporation (the “Parent”), and each of its direct or indirect subsidiaries party to the Credit Agreement (as hereinafter defined) (the “Grantors”), each of which Grantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and CITICORP USA, INC. (“CUSA”), as administrative agent for the lenders (the “Lenders”) party to the Credit Agreement and as collateral agent for the Secured Parties (as defined in Section 1 below), including without limitation Bank One (as defined in Section 1 below) (in such capacities, the “Administrative Agent”). Capitalized terms not defined herein shall have the meanings given in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Administrative Agent, the Lenders and the Grantors are entering into a Revolving Credit and Guaranty Agreement dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that each Grantor shall have granted a security interest, pledge and lien on its Collateral specified herein, such security interest, pledge and lien to have the status and priority specified in Section 2.24 of the Credit Agreement; and

WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the Approval Order;

WHEREAS, to supplement the Approval Order without in any way diminishing or limiting the effect of the Approval Order or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

WHEREAS, this Agreement has been approved by the Approval Order;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Grant of Security and Pledge. Each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Administrative Agent for its benefit and the ratable benefit of the holders from time to time of the Secured Obligations (as defined in Section 2 below), including without limitation Lenders and Bank One, NA, its banking Affiliates and their respective successors and assigns (collectively, “Bank One”) (all such holders, with the Administrative Agent, collectively, the “Secured Parties”), and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a perfected pledge and security interest in, all of the Grantors’ right, title and interest in and to the following (the “Collateral”), which pledge and security interest shall be (x) junior to the liens described in clauses (xii) and (xiii) of the definition of “Permitted Liens” in Section 1.01 of the Credit Agreement and (y) subject to the Carve-Out:

(a) all “accounts” as defined in the Uniform Commercial Code as in effect from time to time in the State of New York, or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction (the “UCC”), including by way of example and not of limitation, all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the “Accounts”);

(b) (i) all “inventory” as defined in the UCC, and (ii) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor’s business or processed by or on behalf of any Grantor (regardless of whether characterized as inventory under the UCC) (collectively, the “Inventory”);

(c) (i) all “equipment” as defined in the UCC, and (ii) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the “Equipment”);

(d) all works of art now owned or hereafter acquired by each of the Grantors, including, without limitation, paintings, sketches, drawings, prints, sculptures, crafts, tapestries, porcelain, carvings, artifacts, renderings and designs;

(e) all “general intangibles” as defined in the UCC, including by way of example and not of limitation, all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Patents and Trademarks or such other Person’s names or marks, whether such Grantor is a licensor or licensee under any such license agreement), and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements to the extent assignable relating to real or personal property; all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the “General Intangibles”);

(f) all “deposit accounts” as defined in the UCC (the “Deposit Accounts”);

(g) all “investment property” as defined in the UCC (the “Investment Property”);

(h) all “chattel paper” as defined in the UCC, including by way of example and not of limitation, all electronic chattel paper, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by each of the Grantors;

(i) all property or interests in property now or hereafter acquired by each of the Grantors which may be owned or hereafter may come into the possession, custody or control of the Administrative Agent or any agent or affiliate of the Administrative Agent in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Letter of Credit Account); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

(j) all of each Grantor’s now owned or existing and filed and hereafter acquired or arising and filed trademarks, service marks, trademark or service mark registrations, trade names, trademark or service mark applications, trade styles, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and including, without limitation, each mark, registration, and application listed on Schedule 3.12 to the Credit Agreement and made a part hereof (as the same may be amended pursuant hereto from time to time), and (i) renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payment for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, (iv) all rights corresponding thereto throughout the world, and (v) together in each case with the goodwill of each Grantor’s business connected with the use of each such trademark, service mark, trade name and trade dress (all of the foregoing being herein referred to as the “Trademarks”);

(k) all of each Grantor’s now owned or existing and filed and hereafter acquired or arising and filed patents and patent applications of the United States and any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each Grantor, and including without limitation the inventions and improvements described and claimed therein, and those patents and patent applications listed on Schedule 3.12 to the Credit Agreement and made a part hereof, and (i) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights, title and interests corresponding thereto throughout the world (all of the foregoing patents and applications, and the goodwill of Assignor’s business connected with and symbolized by the foregoing, together with the items described in clauses (i)-(iv), are sometimes hereinafter individually and/or collectively referred to as the “Patents”);

(l) all of each Grantor’s now owned, registered and unregistered, and hereafter acquired or arising, registered and unregistered, copyrights and copyright applications of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office, the Library of Congress or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, including those listed on Schedule 3.12 to the Credit Agreement and made a part hereof (as the same may be amended pursuant hereto from time to time), and (i) the renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights, title, and interests corresponding thereto throughout the world (all of the foregoing being herein referred to as the “Copyrights”);

(m) all of each Grantor’s now held or hereafter acquired interest in any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed on Schedule 3.12 to the Credit Agreement, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright (the “Copyright Licenses”);

(n) all books, records, ledger cards and other property at any time evidencing or relating to the Accounts, Equipment, General Intangibles, Deposit Accounts, Investment Property, Trademarks, Patents, Copyrights or Copyright Licenses;

(o) all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock listed on Schedule 3 hereto (as such schedule may be amended or supplemented from time to time) of the issuers listed thereon (individually, an “Issuer”, and collectively, the “Issuers”) and all shares of capital stock of any Issuer obtained in the future by such Grantor and the certificates, if any, representing or evidencing such shares and any interest of such Grantor on the books and records of such Issuer or on the books and records of any securities intermediary pertaining to such shares, and, subject to Section 9 below, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, and all rights and privileges of any Grantor with respect to such shares (the “Pledged Shares”);

(p) all interests in any general partnership, limited partnership, limited liability partnership or other partnership held by any Grantor, including, without limitation, all partnership interests listed in Schedule 4 hereto (as such schedule may be amended or supplemented from time to time) of the partnerships listed thereon (individually, a “Partnership”, and collectively, the “Partnerships”) and all partnership interests in any Partnership obtained in the future by such Grantor and the certificates, if any, representing or evidencing such interests and any interest of such Grantor on the books and records of such Partnership or on the books and records of any securities intermediary pertaining to such interest, and, subject to Section 9 below, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and all rights and privileges of any Grantor with respect to such interests (the “Pledged Partnership Interests”);

(q) all interests in any limited liability company or unlimited liability company held by any Grantor, including, without limitation, all limited liability company and unlimited liability company interests listed in Schedule 5 hereto (as such schedule may be amended or supplemented from time to time) of the limited liability companies and the unlimited liability company listed thereon (individually, a “Company”, and collectively, the “Companies”) and all interests in any Company obtained in the future by such Grantor and the certificates, if any, representing or evidencing such interests and any interest of such Grantor on the books and records of such Company or on the books and records of any securities intermediary pertaining to such interest, and, subject to Section 9 below, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and all rights and privileges of any Grantor with respect to such interests (the “Pledged Company Interests”);

(r) all Intercompany Indebtedness (the Pledged Shares, the Pledged Partnership Interests, the Pledged Company Interests and the Intercompany Indebtedness being collectively called the “Pledged Collateral”);

(s) all letter-of-credit rights, as defined in the UCC (the “Letter of Credit Rights”);

(t) all health-care-insurance receivables, as defined in the UCC;

(u) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired; and

(v) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Notwithstanding anything contained herein to the contrary, the total amount of shares of capital stock or other ownership interests pledged pursuant to this Agreement of (x) FM International, LLC or (y) any Person that is not incorporated or organized in the United States (other than Federal-Mogul, S.A. – France), shall in no event exceed sixty-six percent (66%) of the total outstanding shares of capital stock or such other ownership interests thereof (the “Foreign Issuer Limit”).

For avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.

Section 2. Security For Obligations. This Agreement and the Collateral secure the payment of the Secured Obligations. The “Secured Obligations” are (i) all Obligations and (ii) all obligations of each of the Grantors in respect of Indebtedness permitted by clause (y) of Section 6.03(vi) of the Credit Agreement, as in effect on the date hereof, in each case whether for principal, interest, fees, expenses or otherwise.

Section 3. Delivery of Pledged Collateral; Other Actions. Upon written request by the Administrative Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral, other than that portion of the Pledged Collateral which is subject to the Stock Liens, shall be delivered to and held by the Administrative Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right (for the ratable benefit of the Secured Parties) at any time in its discretion and without notice to the Grantors, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral.

Section 4. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:

(a) As of the Closing Date, all of the Inventory and/or Equipment (other than motor vehicles and other immaterial amounts of Inventory and Equipment) is located at the places specified in Schedule 1 hereto. As of the Closing Date, the jurisdictions of formation, organization or incorporation, as the case may be, the chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and any Receivables and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto. As of the Closing Date, all trade names under which the Grantors have sold and will sell Inventory are listed on Schedule 3.12 to the Credit Agreement.

(b) Each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as otherwise permitted under Section 6.01 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (x) in favor of the Administrative Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section 6.01 of the Credit Agreement.

(c) As of the Closing Date, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedule 3.12 to the Credit Agreement. As of the Closing Date, the registrations for the Trademarks, Patents and Copyrights disclosed on such Schedule 3.12 to the Credit Agreement are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and each Patent, Trademark and Copyright is valid and enforceable. None of the material Trademarks, Patents or Copyrights has been abandoned or dedicated.

(d) Each Grantor, as the case may be, is the sole and exclusive owner of the entire right, title and interest in and to each of its Trademarks, Patents and Copyrights, free and clear of any liens, charges and encumbrances except for Liens permitted pursuant to Section 6.01 of the Credit Agreement.

(e) As of the Closing Date, no Grantor owns or holds any Pledged Collateral other than that described in Schedules 4, 5 and 6.

(f) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(g) As of the Filing Date, each Grantor, as the case may be, is the record and beneficial owner of the Pledged Collateral described in Schedule 4, 5 and 6 free and clear of any Lien, security interest or other charge or encumbrance, except as permitted under Section 6.01 of the Credit Agreement.

(h) As of the Closing Date, except as disclosed on Schedule 3 and subject to the Foreign Issuer Limit, the Pledged Shares constitute all of the issued and outstanding shares of stock of each of the Issuers which is a Borrower or a Subsidiary of a Borrower and no such Issuer is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

(i) As of the Closing Date, except as disclosed on Schedule 4 and subject to the Foreign Issuer Limit, the Pledged Partnership Interests, if any, constitute all of the issued and outstanding interests in each of the Partnerships, if any, and no Partnership is under any contractual obligation to issue any additional interests or any other rights or indebtedness.

(j) As of the Closing Date, except as disclosed on Schedule 5 and subject to the Foreign Issuer Limit, the Pledged Company Interests constitute all of the issued and outstanding interests in each of the Companies and no Company is under any contractual obligation to issue any additional interests or any other rights or indebtedness.

(k) Upon the entry by the Bankruptcy Court of the Approval Order, (i) each Grantor will be duly authorized to execute and deliver this Agreement to the Administrative Agent, and (ii) this Agreement will constitute the legal, valid and binding obligation of the Grantors, enforceable against the Grantors in accordance with its terms.

(l) As of the Closing Date, all letters of credit to which any Grantor has rights are listed on Schedule 6 (as amended or supplemented from time to time) hereto, and the Grantors, upon the request of the Administrative Agent made in the exercise of its business judgment, have obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Administrative Agent.

Section 5. Further Assurances.

(a) Each of the Grantors agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce any of its rights and remedies hereunder with respect to any

Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b) Each of the Grantors agrees that within ten (10) days of the identification of the existence of a claim in tort belonging to a Grantor which has arisen in the course of such Grantor’s business (a “Commercial Tort Claim”), such Grantor shall (i) notify the Administrative Agent of such Commercial Tort Claim, and provide sufficient information to enable the Administrative Agent to evaluate each such Commercial Tort Claim, including, but not limited to (v) information regarding the Person(s) against whom such Commercial Tort Claim may be made, (w) the nature of such Commercial Tort Claim, (x) the amount of damages claimed by the Grantor, (y) the name and address of counsel representing the Grantor with respect to such Commercial Tort Claim, if any, and (z) such other and further information as the Administrative Agent deems necessary and desirable under the circumstances; and (ii) upon request by the Administrative Agent, execute such documentation as the Administrative Agent may request to assign and to grant to the Administrative Agent a senior perfected security interest in each such Commercial Tort Claim.

(c) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof is sufficient as a financing statement where permitted by law.

(d) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(e) Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Administrative Agent.

Section 6. As to Equipment and Inventory. Each Grantor shall:

(a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified therefor in Schedule 1 hereto or, upon 30 days’ prior written notice to the Administrative Agent, at other places in jurisdictions where all action required by Section 5 hereof shall have been taken to assure the continuation of the perfection of the security interest of the

Administrative Agent (for the ratable benefit of the Secured Parties) with respect to the Equipment and Inventory.

(b) Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a material adverse effect on the assets, properties or condition (financial or otherwise) of the Grantors, taken as a whole.

(c) Until satisfaction in full of the Secured Obligations, at any time when an Event of Default has occurred and is continuing: (i) each Grantor will perform any and all reasonable actions requested by the Administrative Agent to enforce the Administrative Agent’s security interest in the Inventory and all of the Administrative Agent’s rights hereunder, such as leasing warehouses to the Administrative Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Administrative Agent warehouse receipts and documents of title in the Administrative Agent’s name; (ii) if any Inventory is in the possession or control of any of the Grantor’s agents, contractors or processors or any other third party, each such Grantor will notify the Administrative Agent thereof and will notify such agents, contractors or processors or third party of the Administrative Agent’s security interest therein and, upon request, instruct them to hold all such Inventory for the Administrative Agent and such Grantor’s account, as their interests may appear, and subject to the Administrative Agent’s instructions; (iii) the Administrative Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) if the Administrative Agent shall have given a Default Notice, at any time after the expiration of the Default Notice Period, to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor’s premises or to remove any or all of the Inventory to such other place or places as the Administrative Agent desires in its sole discretion. If the Administrative Agent exercises its right to take possession of the Inventory, such Grantor, upon the Administrative Agent’s demand, will assemble the Inventory and make it available to the Administrative Agent at such Grantor’s premises at which it is located.

Section 7. As to Accounts.

(a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location therefor specified in Section 4(a) hereof or, upon 30 days’ prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 5 hereof shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Administrative Agent, at any time during normal business hours, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.06 of the Credit Agreement.

(b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Administrative Agent shall take) such action as the Grantors or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Administrative Agent to any Grantor, following the occurrence and during the continuation of an Event of Default and after the expiration of the Default Notice Period, of its intention so to do, the Administrative Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent (for the ratable benefit of the Secured Parties) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided by Section 17 hereof, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

Section 8. As to Trademarks, Patents, Copyrights and Copyright Licenses. Except to the extent failure to do any of the following could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors taken as a whole:

(a) (i) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor’s business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse, and (ii) each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless, in the cases of clauses (i) and (ii), such failure to maintain or use a Trademark is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors taken as a whole.

(b) Unless and until an Event of Default shall have occurred, the Administrative Agent hereby grants to the Grantors the exclusive and nontransferable right and license to make, have made, use and sell the inventions disclosed and claimed in the Patents for the Grantors’ own benefit and account and for none other. Each Grantor agrees that it will not sell or assign its interest in, or grant any sublicense under, the license granted to the Grantors under this subsection (b) without the prior written consent of the Administrative Agent. From and after the occurrence of any Event of Default, the Grantors’ license with respect to the Patents as set forth in this subsection (b) shall terminate, and the Administrative Agent shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law.

(c) Each Grantor hereby agrees that the license granted to the Administrative Agent with respect to each of the Patents shall be without any liability for royalties or other related charges from the Administrative Agent to the Grantors. The assignment granted to the Administrative Agent herein with respect to each of the Patents shall terminate on the earlier of (i) the expiration of such Patent, and (ii) the payment in full of all of the Secured Obligations and the termination of the Commitments.

(d) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Administrative Agent immediately if it knows of any reason or has reason to know that the application or registration of any of the Patents or Copyrights may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

(e) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any Patent or Trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor shall, within 30 days after the date of such filing, notify the Administrative Agent thereof, and, upon request of the Administrative Agent in the exercise of its business judgment, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s interest in such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full.

(f) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, the Library of Congress or any similar office or agency in any other country or any political subdivision thereof in order to maintain in all material respects each registered Trademark, Patent and Copyright, and to pursue each application for registration of any Trademark, Patent and Copyright not listed on Schedule 3.12 to the Credit Agreement, including, without limitation, filing of renewals, payment of maintenance fees, filing of affidavits of use, filing of affidavits of incontestability and opposition, and participation in opposition, interference and cancellation proceedings, unless failure to take such steps is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors, taken as a whole.

(g) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Administrative Agent at any time to evidence, perfect, maintain, record and enforce the Administrative Agent’s interest in all Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Administrative Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Agreement with respect to Patents, Trademarks and Copyrights signed only by the Administrative Agent.

(h) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any Trademark, promptly notify the Administrative Agent of such use, and if requested by the Administrative Agent, shall join with the Administrative Agent, at such Grantor’s expense, in such action as the Administrative Agent, in its reasonable discretion, may deem advisable for the protection of the Administrative Agent’s interest in and to the Trademarks.

(i) Each Grantor agrees that, should it obtain rights to any Patent, Trademark, Copyright or Copyright License which is not now identified on Schedule 3.12 to the Credit Agreement, or become entitled to the benefit of any reissue, division, continuation, renewal, extension, or continuation-in-part of any Trademark, Patent, Copyright or Copyright License, (i) such Grantor shall give prompt written notice thereof to the Administrative Agent, (ii) the provisions of Section 1 of this Agreement shall automatically apply to any such Trademark, Patent, Copyright or Copyright License, and (iii) any such Trademark, Patent, Copyright or Copyright License shall automatically become part of the Collateral.

(j) If any Grantor becomes aware that any Trademark, Patent, Copyright or Copyright License is infringed or misappropriated by a third party, such Grantor shall promptly notify the Administrative Agent and shall, if reasonably requested by the Administrative Agent, promptly sue for infringement or misappropriation and for recovery of all damages caused by such infringement or misappropriation, or, with the prior written consent of the Administrative Agent, shall take such other actions as the Administrative Agent shall reasonably deem appropriate under the circumstances to protect such Trademark, Patent, Copyright or Copyright License.

(k) Each Grantor shall continue to use reasonable and proper statutory notice in connection with its use of each registered Patent, Trademark and Copyright.

(l) This Agreement is executed for collateral purposes only and upon payment in full of the Secured Obligations and termination of the Commitments, the Administrative Agent shall, at the Grantors’ expense, execute and deliver to the Grantors all deeds, assignments and other instruments as may be necessary or proper to re-vest in the Grantors full title to the Trademarks, Patents, Copyrights and Copyright Licenses, subject to any disposition thereof which may have been made by the Administrative Agent pursuant hereto or pursuant to the Credit Agreement.

Section 9. As to the Pledged Collateral; Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing, and subject to the rights of the parties secured by the Stock Liens on such Pledged Collateral:

(i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement;

(ii) notwithstanding the provisions of Section 1 hereof, such Grantors shall be entitled to receive and retain any and all dividends,

interest or distributions paid in respect of the Pledged Collateral; provided, that any and all

(A) dividends, interest or distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

(B) dividends, interest or distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(C) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Pledged Collateral;

shall be, and shall be forthwith delivered to the Administrative Agent, to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Administrative Agent (for the ratable benefit of the Secured Parties), be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(iii) the Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

(b) Upon the occurrence and during the continuance of an Event of Default, and subject to the rights of the parties secured by the Stock Liens on such Pledged Collateral:

(i) upon written notice from the Administrative Agent to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

(ii) all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Administrative Agent (for the ratable benefit of the Secured Parties), shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 10. As to Material Government Contracts. Except as to actions to be taken by the Administrative Agent, each Grantor represents, warrants and covenants as follows:

(a) Exhibit A-1 lists all Material Government Contracts to which such Grantor is a party as of the Closing Date. A “Material Government Contract” is a contract between a Grantor and either (i) the federal government of the United States or any agency or instrumentality thereof (the “Federal Government”) or (ii) a state or local government or any agency or instrumentality thereof, that provides (or can reasonably be expected to provide) for payments to such Grantor in an aggregate amount exceeding $100,000.

(b) Such Grantor has executed and delivered to the Administrative Agent assignments and notices of assignment, substantially in the forms of Exhibits A-2 and A-3, with respect to each of its Material Government Contracts with the Federal Government.

(c) Each Grantor will, from time to time, amend and supplement Exhibit A-1 to include each Material Government Contract entered into by it after the Closing Date, by delivering to the Administrative Agent a supplemental schedule of Material Government Contracts. Concurrently therewith, such Grantor will execute and deliver to the Administrative Agent assignments and notices of assignment, substantially in the forms of Exhibits A-2 and A-3, with respect to each Material Government Contract with the Federal Government listed on such supplemental schedule.

(d) Each Grantor will, from time to time, execute and deliver to the Administrative Agent all assignments, notices of assignment and other documents required to be filed with any state or local government or agency to insure that such Grantor’s Material Government Contracts with such government or agency are validly assigned to the Administrative Agent to the extent that such validity is governed by applicable provisions of state or local law.

(e) If an Event of Default shall have occurred and be continuing for at least 10 days (or if the maturity of the Loans shall have been accelerated pursuant to Article 7 of the Credit Agreement), the Administrative Agent may, at the Grantors’ expense:

(i) file, deliver and record with the Federal Government in accordance with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15 (the “Assignment of Claims Act”) any or all assignments and/or notices of assignment executed and delivered to the Administrative Agent pursuant to subsection (b) or (c) above; and

(ii) file, deliver and/or record with the relevant state or local government or agency any or all assignments, notices of assignment and/or other documents executed and delivered to the Administrative Agent pursuant to subsection (d) above.

(f) When the Administrative Agent files any notice of assignment referred to in subsection (b) or (c) above with the governmental authority or agency or other office described therein, the relevant security interest granted hereby will constitute a valid assignment of the Material Government Contract identified therein, to the extent that such validity is governed by the Assignment of Claims Act.

Section 11. Insurance. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of Inventory and Equipment shall be held, applied and paid to the Administrative Agent as specified in Section 17 hereof.

Section 12. Transfers to Others; Liens; Additional Shares and Interests.

(a) Each Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement or other Loan Documents.

(b) Each Grantor shall not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement and the Approval Order, or except as otherwise permitted under Section 6.01 of the Credit Agreement.

(c) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the respective Grantor, and (ii) pledge hereunder, subject to the Foreign Issuer Limit, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer.

(d) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Partnerships, if any, that are wholly-owned Subsidiaries not to issue any interests in addition to or substitution for the Pledged Partnership Interests issued by such Issuer, except to the respective Grantor, and (e) pledge hereunder, subject to the Foreign Issuer Limit, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional interests of each Partnership.

(e) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Companies that are wholly-owned Subsidiaries not to issue any interests in addition to or substitution for the Pledged Company Interests issued by such Company, except to the respective Grantor and (ii) pledge hereunder, subject to the Foreign Issuer Limit, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional interests of each Company.

Section 13. Release of Lien on Southfield, Michigan Property. Provided that no Event of Default shall have occurred and be continuing, the Administrative Agent will release any and all Liens encumbering the Grantors’ fee interest in the real estate located at 26555 Northwestern Highway, Southfield, Michigan for the sole purpose of enabling the Grantors to fulfill the obligations of the lessor in connection with the tenant’s exercise of its purchase option set forth in Article 33 of that certain Ground Lease dated as of June 30, 1982 between Federal-Mogul Corporation and Northwestern Associates Limited Partnership, as amended by that certain First Amendment to Ground Lease dated as of February 1, 2003. Such release shall be effected upon not less than ten (10) days written notice from Grantors to the Administrative Agent, which notice shall be accompanied by an officer’s certificate from an authorized officer of Federal-Mogul Corporation confirming compliance with the provisions of Article 33 of such Ground Lease and the loan documents in connection with such transaction and specifying the total consideration to be received by the Grantors in connection with such transaction.

Section 14. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor’s attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, upon and during the occurrence and continuation of an Event of Default at any time after the Administrative Agent has given a Default Notice and the Default Notice Period has expired, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(i) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 11 hereof,

(ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above,

(iv) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

(v) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

Section 15. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantors under Section 18(b) hereof.

Section 16. The Administrative Agent’s Duties. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters. By accepting the benefits of this Agreement and the security interests granted hereunder, Bank One hereby irrevocably appoints the Administrative Agent as its collateral agent hereunder and, at the discretion of the Administrative Agent, to take or refrain from taking such actions as agent on behalf of Bank One to exercise or refrain from exercising such powers under this Agreement as are delegated by the terms hereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities to Bank One except as expressly set forth in this Agreement and in the Approval Order, and subject in all respects to the limitations on liability set forth in the Approval Order.

Section 17. Remedies. If any Event of Default shall have occurred and be continuing at any time after the Administrative Agent has given the Default Notice and the Default Notice Period has expired, and subject to the provisions of Article 7 of the Credit Agreement:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the UCC and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Administrative Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Administrative Agent of any other remedies under this Section.

(c) The Administrative Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine.

(d) The Administrative Agent may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Administrative Agent from, and agrees to hold the Administrative Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement.

(e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing or in connection with the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights and to the distribution of said products, to the Administrative Agent or its designee.

(f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Administrative Agent may, at any time, pursuant to the authority granted in Section 14 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

(g) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and promptly thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 18 hereof) to the Secured Obligations ratably, as between the Obligations and the Secured Obligations owing to Bank One as described in clause (y) of Section 6.03(vi) of the Credit Agreement, as in effect on the date hereof) and at any time, in whole or in part against, all or any part of the Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(h) If at any time when the Administrative Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 17, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the “Securities Act”), the Administrative Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Administrative Agent, in compliance with applicable securities laws, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (iii) may restrict such sale to purchasers as to their number, nature of business and investment intention, including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Administrative Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the

Administrative Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Administrative Agent, to cause (A) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (B) the issuance of stop transfer instructions to such Issuer’s transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Administrative Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

Section 18. Indemnity and Expenses.

(a) Each Grantor, jointly and severally, agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Administrative Agent’s own gross negligence, willful misconduct or bad faith.

(b) The Grantors will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

(c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and the Grantors hereby, jointly and severally, indemnify and hold the Administrative Agent harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted or sold by any of the Grantors in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by any of the Grantors, except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Administrative Agent.

(d) Each of the Grantors agrees that the Administrative Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence or willful misconduct of the Administrative Agent, each of the Grantors hereby jointly and severally agrees to indemnify and hold the Administrative Agent harmless with respect to any and all claims by any person relating thereto.

Section 19. Security Interest Absolute. All rights of the Administrative Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Secured Obligations.

Section 20. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Grantors, the Administrative Agent, the number of Lenders specified in Section 10.10 of the Credit Agreement and, solely with respect to (I) any amendment or modification to (v) the definition of “Collateral” in a manner adverse to Bank One (it being understood that any sale, transfer or other disposition of assets permitted by the Approval Order shall not constitute such an amendment or modification to the definition of “Collateral”), (w) the definition of “Secured Parties” to remove Bank One as a “Secured Party”, (x) clause (ii) of the definition of “Secured Obligations”, (y) the last two sentences of Section 15 or (z) clause (g) of Section 16, to the extent any amendment or modification to such clause (g) would alter the ratable application of the cash proceeds referred to therein as between the Obligations and the Secured Obligations described in clause (ii) of the definition thereof or (II) any such amendment or modification which would have the effect of the foregoing described in clauses (v) through (z), signed by Bank One, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 21. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement and, in the case of Bank One, to JPMorgan Chase Bank, 270 Park Avenue, 20th Floor, New York, NY 10017, Attention: Ann Kurinskas, Telephone: (212) 270-0408 and Telecopy: (212) 270-0453.

Section 22. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon each of the Grantors, their successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of each Secured Party and their respective successors, transferees and assigns. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Administrative Agent will, at the Grantor’s expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

Section 23. Release of Collateral. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement (but other than to any other Grantor), then the security interest in such Collateral granted hereunder (but not in any Proceeds thereof) shall be automatically released upon the consummation of such sale, transfer or other disposition. The Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the security interest in such Collateral effected pursuant to this Section 24. The Administrative Agent shall be entitled to rely fully on a certificate of the Parent stating that any disposition of assets is permitted under the Credit Agreement and shall have no obligation to independently verify whether such disposition is so permitted, and the Administrative Agent’s receipt of such a certificate shall be a condition precedent to the obligations of the Administrative Agent to execute any releases or other documents.

Section 24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

Section 25. Inconsistency. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

Section 26. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 27. Additional Grantors. Any Subsidiary of the Parent may become a party hereto by signing and delivering to the Administrative Agent a Security Agreement Supplement, substantially in the form of Exhibit B hereto, whereupon such Subsidiary shall become a “Grantor” as defined herein.

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CONFORMED COPY

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

GRANTORS:

FEDERAL-MOGUL CORPORATION

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

J.W.J. HOLDINGS INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

CARTER AUTOMOTIVE COMPANY, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	President and Treasurer

FEDERAL-MOGUL VENTURE CORPORATION

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL GLOBAL PROPERTIES INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	President and Treasurer

FEDERAL-MOGUL WORLD WIDE, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	President and Treasurer

FELT PRODUCTS MFG. CO.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL U.K. HOLDINGS INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL GLOBAL INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

T&N INDUSTRIES INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FERODO AMERICA, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

GASKET HOLDINGS, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL MYSTIC, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL PRODUCTS INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL FX, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	President

FEDERAL-MOGUL POWERTRAIN, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL PISTON RINGS, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

MCCORD SEALING, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL DUTCH HOLDINGS, INC.

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

FEDERAL-MOGUL IGNITION COMPANY

By:	/s/ David A. Bozynski
	Name:	David A. Bozynski
	Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT:

CITICORP, USA, INC., as Administrative Agent

By:	/s/ Shane V. Azzara
	Name:	Shane V. Azzara
	Title:	Vice President